Exhibit 10.41

Execution Copy

LIMITED GUARANTY

This LIMITED GUARANTY (the “Guaranty”) is made and entered into as of the 19th day of December, 2007 by Doug P. Adams (“Guarantor”), for the benefit of OccuLogix, Inc., a Delaware corporation (“Seller”).

RECITALS

1.	Guarantor is the sole stockholder of Solx Acquisition, Inc., a Delaware corporation (“Buyer”).

2.
Pursuant to a Stock Purchase Agreement (the “Agreement”), dated as of the date hereof, by and between Buyer and Seller, Buyer has agreed to purchase all of the issued and outstanding capital stock of Solx, Inc., a wholly owned Delaware corporation subsidiary of Seller.

3.
Notwithstanding the assumption by Buyer, pursuant to the Agreement, of liabilities relating to the business of Solx, Inc. as of December 1, 2007, the Agreement provides that Seller will cover the payroll of the employees of Solx, Inc. during the period from December 1, 2007 to December 31, 2007, inclusive, and that Buyer will reimburse Seller the December Payroll (as such term is defined in the Agreement) on or before January 15, 2008 (the “December Payroll Reimbursement Date”).  In addition, pursuant to the Agreement, Buyer is obligated to pay the Pre-paid Expenses (as such term is defined in the Agreement) on or prior to February 15, 2008 (the “Pre-paid Expenses Reimbursement Date”).  Such obligations of Buyer, as they may be amended, modified or extended from time to time, are hereinafter referred to, collectively, as the “Obligations”.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the benefits derived by Guarantor under the Agreement by virtue of his status as the sole stockholder of Buyer, Guarantor absolutely, unconditionally and irrevocably guarantees to Seller and its successors and assigns, the prompt payment by Buyer of the Obligations on the December Payroll Reimbursement Date and the Pre-paid Expenses Reimbursement Date, as applicable.

1.           Consideration.  This Guaranty is made for good and valuable consideration and in order to induce Seller to enter into the Agreement.  Guarantor acknowledges the receipt and adequacy of the consideration received by Guarantor for this Guaranty.

2.           Unconditional Nature of Guaranty.

(a)           This is a guaranty of payment and performance of the Obligations, and not only of collection.  The liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Buyer or any other person or entity, nor against any security or liens that may be available to Seller.  Seller may proceed to enforce or collect the Obligations directly against Guarantor without first proceeding against Buyer, and Guarantor hereby waives any right to require that an action be brought against Buyer or any other person or entity or to require that resort be had to any security or liens.

(b)           The liability of Guarantor hereunder shall not be waived, limited, diminished, discharged or otherwise reduced by: (i) any release, compromise or indulgence granted by Seller with respect to the Obligations or any of them; (ii) the release, discharge, addition or substitution of any other guarantor of the Obligations or any of them; (iii) any modification, discharge or extension of the Obligations, or any of them, or any amendment, modification, stay or cure of Seller’s rights that may occur in any bankruptcy or reorganization case or proceeding concerning Buyer or any other guarantor; (iv) the granting of forbearance or extension of time to Buyer or any other guarantor; (v) any course of dealing, delay, abstention, failure, neglect or omission by Seller concerning the Obligations or any of them; (vi) any agreement or arrangement among Seller and Buyer or any other guarantor; (vii) the bankruptcy, insolvency, termination or dissolution of Buyer or any other guarantor; or (viii) any of the Obligations being illegal, invalid or unenforceable or, for any reason, limited, modified, voided, released or discharged or subject to any set-off, counterclaim or defense by Buyer.  If any full or partial payment of the Obligations or any of them is voided, rescinded, limited or otherwise required to be returned, reversed or disgorged by Seller as a result of any bankruptcy or reorganization or otherwise, Guarantor’s liability hereunder shall be revived and reinstated with respect to such payment.

3.	Payment of Expenses of Collection

Guarantor agrees to pay Seller, on demand, all expenses, including reasonable attorneys’ fees, paid or incurred by Seller in enforcing this Guaranty against Guarantor.

4.	Waiver of Defenses by Guarantor

Guarantor agrees that his obligations hereunder shall not be affected or impaired by all or any of the following and hereby waives all and any defense based thereon: (i) all notices and rights to notice to which he might be entitled as a guarantor, including notice of acceptance hereof, notice of default and notice of any action taken by Seller in reliance hereon; (ii) presentment, demand and protest of any instrument; (iii) all suretyship and equitable defenses; (iv) all rights of counterclaims, defenses and set-offs against Seller; (v) all claims against Buyer whether in the nature of subrogation or otherwise as a creditor resulting from this Guaranty or any payments hereunder; (vi) any statute of limitations in any action hereunder or for the collection of amounts owing in connection with the Obligations, or any of them, or the performance thereof; (vii) the incapacity or lack of authority of Buyer, Guarantor or any other person or entity or the failure of Seller to file or enforce a claim against the estate (either in bankruptcy or any other proceeding) of Buyer or Guarantor or any other person or entity; (viii) any election of remedies by Seller which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Buyer for reimbursement, or both; (ix) the illegality, invalidity or unenforceability of the Obligations or any of them; or (x) any other cause or facts similar or dissimilar to the foregoing, it being the intention that the obligation of Guarantor to guaranty payment of the Obligations is absolute, unconditional and irrevocable.

5.	Representations and Warranties.

Guarantor represents, warrants and covenants to Seller that, as of the date hereof and at all times hereafter until the Obligations have been satisfied in full:

(a)           This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, subject to laws of general application affecting creditors’ rights.

(b)           Guarantor is not contemplating the filing of a petition or proceeding under any state or federal bankruptcy or insolvency or reorganization laws or the liquidating of all or a major portion of Guarantor’s property.

(c)           The entering into of the Agreement by Buyer and Seller constitutes a material economic benefit to Guarantor.

6.             Termination.  This Guaranty will terminate and be of no further force and effect without any action of Seller upon payment in full of the Obligations.

7.             General Provisions

(a)            Entire Agreement; Amendment.  This Guaranty sets forth the entire agreement of Guarantor with respect to the subject matter hereof and supersedes all other agreements and understandings, whether oral or written, with respect to such subject matter.  The provisions of this Guaranty may be amended, modified, or waived only by a writing signed by Guarantor and Seller.  No waiver of Seller’s right on any one occasion shall constitute a continuing waiver or a waiver of any rights for any subsequent occasion.

(b)            Severability.  If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Guaranty, all of which shall remain in full force and effect.

(c)            Governing Law.  This Guaranty shall be governed by, and be construed and enforced in accordance with, the laws of the State of Delaware, without regard to any conflict of law principles that would require the application of the laws of another jurisdiction.

(d)            Assignment; Binding Effect.  This Guaranty may not be assigned by either Seller or Guarantor.  The provisions of this Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Seller and his successors and assigns.

(f)            Captions. Captions are used for convenience of reference only and are not to be construed as part of the terms of this Guaranty.

Executed under seal as of the day and year first above written.

Witness:

“Doug P. Adams”
Doug P. Adams